EXHIBIT 4.4

                                 FORM OF WARRANT

THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                             HENLEY HEALTHCARE, INC.

                          COMMON STOCK PURCHASE WARRANT

               1. ISSUANCE; CERTAIN DEFINITIONS. In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by HENLEY HEALTHCARE, INC., a Texas corporation (the "Company"), ___________ or registered assigns (the "Holder") is hereby granted the right to purchase at any time until 5:00 P.M., New York City time, on ____ , 200_(1) (the "Expiration Date"), _________ Thousand (_____)(2) fully paid and nonassessable shares of the Company's Common Stock, $____ par value per share (the "Common Stock") at an initial exercise price per share (the "Exercise Price") of $____(3) per share, subject to further adjustment as set forth herein. This Warrant is being issued pursuant to the terms of that certain Private Equity Credit Agreement, dated as of November ____, 2000 (the "Private Equity Credit Agreement"), to which the Company and Holder (or Holder's predecessor in interest) are parties. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Private Equity Credit Agreement.

________

      (1) Insert date which is last day of month in which fifth anniversary of the relevant Closing Date occurs.

      (2) Insert (x) 50% of the number of shares issued at the the aggregate stated value of the Preferred Stock issued to the Buyer on the relevant Closing Date divided by (y) the Fixed Conversion Price (as defined in Certificate of Designations).

      (3) Insert 110% of the Market Price (as defined in Private Equity Credit Agreement)

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               2. EXERCISE OF WARRANTS. (a) This Warrant is exercisable in whole or in part at the Exercise Price per share of Common Stock payable hereunder, payable in cash or by certified or official bank check, or by "cashless exercise", by means of tendering this Warrant Certificate to the Company to receive a number of shares of Common Stock equal in Market Value to the difference between the aggregate Market Value of the shares of Common Stock issuable upon exercise of this Warrant and the total cash exercise price thereof divided by the Market Price. Upon surrender of this Warrant Certificate with the annexed Notice of Exercise Form duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. For the purposes of this Section 2, "Market Value" shall be an amount equal to the closing price of a share of Common Stock for the day preceding the Company's receipt of the Notice of Exercise Form duly executed
(the "Market Price") multiplied by the number of shares of Common Stock to be issued upon surrender of this Warrant Certificate.

                      (b) For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder and the holding period for the Warrant Shares shall be deemed to have been commenced, on the issue date

                      (c) Notwithstanding the provisions of this Warrant, or of the other Transaction Agreements (as defined in the Securities Purchase Agreement), in no event (except (i) with respect to an mandatory conversion, if any, of the Preferred Stock as provided in the Certificate of Designations, (ii) as specifically provided in the Certificate of Designations as an exception to this provision, or (iii) if the Company is in default hereunder or under any of the Transaction Agreements, and the Holder has asserted such default in writing and the applicability of this provision to such default) shall the Holder be entitled to exercise this Warrant or shall the Company have the obligation, to issue shares upon such exercise of all or any portion of this Warrant to the extent that, after such conversion, the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Preferred Stock or unexercised portion of the Warrants), and (2) the number of shares of Common Stock issuable upon the conversion of the Preferred Stock or exercise of the Warrants with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such conversion or exercise). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), except as otherwise provided in clause (1) of such sentence.

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               3. RESERVATION OF SHARES. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

               4. MUTILATION OR LOSS OF WARRANT. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification and affidavit, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

               5. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

               6. PROTECTION AGAINST DILUTION.

                      6.1 ADJUSTMENT MECHANISM. If an adjustment of the Exercise Price is required pursuant to this Section 6, the Holder shall be entitled to purchase such number of additional shares of Common Stock as will cause (i) the total number of shares of Common Stock Holder is entitled to purchase pursuant to this Warrant, multiplied by (ii) the adjusted Exercise Price per share, to equal (iii) the dollar amount of the total number of shares of Common Stock which the Holder is entitled to purchase before adjustment, multiplied by the total Exercise Price before adjustment.

                      6.2 CAPITAL ADJUSTMENTS. In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company, the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original Exercise Price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof. A rights offering to stockholders shall be deemed a stock dividend to the extent of the bargain purchase element of the rights.

                      6.3 ADJUSTMENT FOR SPIN OFF. If, for any reason, prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or of a part of its assets in a transaction (the "Spin Off") in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, then

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               (a) the Company shall cause (i) to be reserved Spin Off
        Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's unexercised Warrants outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Warrants") been exercised as of the close of business on the trading day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the exercise of all or any of the Outstanding Warrants, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the amount of the Outstanding Warrants then being exercised, and (II) the denominator is the amount of the Outstanding Warrants; and

               (b) the Exercise Price on the Outstanding Warrants shall be adjusted immediately after consummation of the Spin Off by multiplying the Exercise Price by a fraction (if, but only if, such fraction is less than 1.0), the numerator of which is the Average Market Price of the Common Stock (as defined below) for the five (5) trading days immediately following the fifth trading day after the Record Date, and the denominator of which is the Average Market Price of the Common Stock on the five (5) trading days immediately preceding the Record Date; and such adjusted Exercise Price shall be deemed to be the Exercise Price with respect to the Outstanding Warrants after the Record Date. As used herein, the term "Average Market Price of the Common Stock" means the average closing bid price of a share of Common Stock, as reported by Bloomberg, LP or, if not so reported, as reported by the securities exchange or automated system on which the Common Stock is listed or on the over-the- counter market for the relevant date.

               7. TRANSFER TO COMPLY WITH THE SECURITIES ACT; REGISTRATION
RIGHTS.

                      7.1 TRANSFER. This Warrant has not been registered under the Securities Act of 1933, as amended, (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

                      7.2 REGISTRATION RIGHTS. (a) Reference is made to the Registration Rights Agreement. The Company's obligations under the Registration Rights Agreement and the other terms and conditions thereof with respect to the Warrant Shares, including, but not necessarily limited to, the Company's commitment to file a registration statement including the Warrant Shares, to have

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the registration of the Warrant Shares completed and effective, and to maintain such registration, are incorporated herein by reference.

                      (b) In addition to the registration rights referred to in the preceding provisions of Section 7.2(a), effective after the expiration of the effectiveness of the Registration Statement as contemplated by the Registration Rights Agreement, the Holder shall have piggy-back registration rights with respect to the Warrant Shares then held by the Holder or then subject to issuance upon exercise of this Warrant (collectively, the "Remaining Warrant Shares"), subject to the conditions set forth below. If, at any time after the Registration Statement has ceased to be effective, the Company participates (whether voluntarily or by reason of an obligation to a third party) in the registration of any shares of the Company's stock (other than a registration on Form S-8), the Company shall give written notice thereof to the Holder and the Holder shall have the right, exercisable within ten (10) business days after receipt of such notice, to demand inclusion of all or a portion of the Holder's Remaining Warrant Shares in such registration statement. If the Holder exercises such election, the Remaining Warrant Shares so designated shall be included in the registration statement at no cost or expense to the Holder (other than any costs or commissions which would be borne by the Holder under the terms of the Registration Rights Agreement). The Holder's rights under this
Section 7 shall expire at such time as the Holder can sell all of the Remaining Warrant Shares under Rule 144 without volume or other restrictions or limit.

               8. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails, as follows:

                      (i)    if to the Company, to:

                             Henley Healthcare, Inc.
                             120 Industrial Boulevard
                             Sugar Land, TX 77478
                             Attn: James L. Sturgeon
                             Telephone No.: (281) 276-7042
                             Telecopier No.: (281)276-7038

                             with a copy to:
                             Porter & Hedges, LLP
                             700 Louisiana, 34th Floor
                             Houston, TX 77002
                             Attn: Robert G. Reddy
                             Telephone No.: (713) 226-0674
                             Telecopier No.: (713) 226-0274

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                      (ii)   if to the Holder, to:

                             ATTN:
                             Telephone No.: (     )      -
                             Telecopier No.: (     )      -

                             with a copy to:

                             Krieger & Prager LLP
                             39 Broadway
                             Suite 1440
                             New York, NY 10006
                             Attn: Samuel Krieger, Esq.
                             Telephone No.: (212) 363-2900
                             Telecopier No.: (212) 363-2999

Any party may be notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

               9. SUPPLEMENTS AND AMENDMENTS; WHOLE AGREEMENT. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant of even date herewith contain the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

               10. GOVERNING LAW. This Warrant shall be deemed to be a contract made under the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Agreements.

               11. COUNTERPARTS. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

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               12. DESCRIPTIVE HEADINGS. Descriptive headings of the several
Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

        IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the __th day of _______, 2000.


                                        HENLEY HEALTHCARE, INC.

                                        By:_____________________________________
                                            Name:_______________________________
                                            Its:________________________________

Attest:

_____________________________
Name:________________________
Title:_______________________

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                          NOTICE OF EXERCISE OF WARRANT

        The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant Certificate dated as of _____________________________, _______, to purchase ________________________
shares of the Common Stock, $.01 par value per share, of HENLEY HEALTHCARE, INC. and tenders herewith payment in accordance with Section 1 of said Common Stock Purchase Warrant.

        Please deliver the stock certificate to:

Dated:________________________________

______________________________________
[Name of Holder]

By:___________________________________

[ ]     CASH: $ ___________________________________

[ ]     CASHLESS EXERCISE

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